EXHIBIT 24.1



        We, the undersigned directors and officers of Anthracite
Mortgage Capital Inc., do hereby constitute and appoint ___________________ and ___________________, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendment) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereby.

        PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

/s/     LAURENCE D. FINK            Chairman of the Board           November 21, 1997
___________________________
        Laurence D. Fink

/s/     HUGH R. FRATER              President (Principal            November 21, 1997
____________________________        Executive Officer)
        Hugh R. Frater

/s/     HENRY GABBAY                Chief Financial Officer        November 21, 1997
____________________________        (Principal Financial and
        Henry Gabbay                Accounting Officer)